Exhibit 99.1

CHANNELL ANNOUNCES FOURTH QUARTER RESULTS

•                  Fourth quarter earnings before special charges of $0.05 per basic and diluted share compared to $0.01 in the year earlier period

•                  Special charges of $3.0 million resulting from the closure of European manufacturing operations

•                  Fourth quarter loss after special charges of ($0.15) per share

•                  Closure of European manufacturing operations is expected to benefit 2005 earnings per share by $0.10 to $0.13

•                  Cash and cash equivalents was $9.5 million at 12/31/03

•                  Channell expects 2004 earnings per share in the $0.22 to $0.24 range

Temecula, CA – February 13, 2004 – Channell Commercial Corporation (NASDAQ:CHNL) today announced unaudited financial results for the fourth quarter of 2003.  For the three months ended December 31, 2003, Channell’s net revenues were $20.6 million compared to $19.7 million in the same period of 2002. Excluding special charges in both periods, Channell’s net income in the fourth quarter of 2003 was $0.5 million or $0.05 per basic and diluted share compared to net income of  $0.01 million or  $0.01 per basic and diluted share in the fourth quarter of 2002.  After special charges of $3.0 million, the net loss in the fourth quarter of 2003 was ($1.4) million or ($0.15) per basic and diluted share. This compares to a net loss of ($4.5) million or ($0.50) per basic and diluted share after special charges of $4.7 million in the fourth quarter of 2002.

The special charges in the fourth quarter of 2003 include:  1) asset impairment charges, severance payments and inventory write down of $1.6 million resulting from the decision to close the European manufacturing operations and 2) $1.4 million for an increase of the estimated cost to sublet or terminate leases for European manufacturing facilities vacated in 2001 and 2002. These special charges resulted in a tax benefit of $1.0 million.

Revenues for the year ending December 31, 2003 were $76.5 million compared to revenues in 2002 of $84.8 million. Excluding special charges in both periods,

net income in 2003 was $1.8 million or $0.20 per basic and diluted share compared to net income of $1.6 million or $0.17 per basic and diluted share in 2002. The Company’s net loss including special charges in 2003 was ($0.1) million or ($0.01) per basic and diluted share compared to a net loss including special charges of ($3.1) million or ($0.34) per basic and diluted share in 2002.

Thomas Liguori, Chief Financial Officer, said, “Fourth quarter results before special charges were in line with our guidance. The closure of the European manufacturing operations will reduce our costs and financial exposure and is expected to benefit 2005 earnings per share by $0.10 to $0.13. Our current expectations for earnings per share in 2004 are in the $0.22 to $0.24 range. We expect first quarter to be essentially breakeven compared to a net loss of ($0.03) per share last year. Second quarter earnings are expected to be in the $0.10 to $0.11 per share range with third quarter results anticipated to be in the $0.12 to $0.13 per share range. Fourth quarter results are currently expected to be breakeven.”

Today’s Conference Call

There will be a conference call webcast at www.channellcomm.com at 3:00 PM Eastern time today to discuss today’s release.

About Channell

Channell Commercial Corporation is a global designer and manufacturer of telecommunications equipment primarily supplied to telephone and broadband network operators worldwide.  Major product lines include a complete line of thermoplastic and metal fabricated enclosures, advanced copper termination and connectorization products, and fiber-optic cable management systems.  Channell’s headquarters and U.S. manufacturing facilities are in Temecula, California.  International operations include facilities in Toronto (Canada), London (U.K.), and Sydney (Australia).

Forward-Looking Statements

Forward-looking statements contained within this press release are subject to many uncertainties in the Company’s operations and business environments.  Examples of such uncertainties include customer demand, material costs, integration of acquired businesses and worldwide economic conditions among others. Such uncertainties are discussed further in the Company’s annual report/10K and S-1 filed with the Securities and Exchange Commission.

Contact

George C. Christy, Treasurer

tel   909.719-2600   fax   909.296-2333

E-Mail:  gchristy@channellcorp.com

— Financials to Follow —

CHANNELL COMMERCIAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME
(UNAUDITED EXCEPT FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002)

(amounts in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002

Net sales	$20,600	$19,720	$76,537	$84,785
Cost of goods sold	14,469	14,290	53,960	57,450

Gross profit	6,131	5,430	22,577	27,335

Operating expenses
Selling	2,471	2,273	9,465	9,246
General and administrative	1,934	2,653	7,710	11,452
Research and development	709	404	1,902	1,619
Restructuring charges	1,565	1,228	1,565	1,228
Impairment of fixed assets	1,238	2,154	1,238	2,154
Impairment of goodwill	—	966	—	966
	7,917	9,678	21,880	26,665
Income (loss) from operations	(1,786)	(4,248)	697	670

Interest expense, net	133	187	571	1,999

Income (loss) before income taxes	(1,919)	(4,435)	126	(1,329)

Income taxes (benefit)	(518)	97	212	1,737

Net loss	$(1,401)	$(4,532)	$(86)	$(3,066)

Net loss per share

Basic	$(0.15)	$(0.50)	$(0.01)	$(0.34)

Diluted	$(0.15)	$(0.50)	$(0.01)	$(0.34)

Weighted number of shares outstanding

Basic	9,127	9,114	9,126	9,048

Diluted	9,127	9,114	9,126	9,048

Net loss	$(1,401)	$(4,532)	$(86)	$(3,066)

Other comprehensive income, net of tax Foreign currency translation adjustments	701	53	1,982	688

Comprehensive net income (loss)	$(700)	$(4,479)	$1,896	$(2,378)

EBITDA	$(339)	$(1,868)	$6,929	$8,455

CHANNELL COMMERCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	December 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$9,527	$3,162
Accounts receivable, net	10,051	10,156
Inventories	8,855	7,757
Deferred income taxes	876	1,037
Prepaid expenses and other current assets	996	1,090
Income taxes receivable	102	247

Total current assets	30,407	23,449

Property and equipment at cost, net	17,164	25,431

Deferred income taxes	5,277	4,367

Intangible assets, net	613	504

Other assets	504	412

	$53,965	$54,163

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,103	$5,820
Short term debt (including current maturities of long term debt)	952	952
Current maturities of capital lease obligations	57	694
Accrued restructuring liability	2,857	2,155
Accrued expenses	4,240	3,625

Total current liabilities	13,209	13,246

Long term debt, less current maturities	2,830	4,877
Deferred gain on sale leaseback transaction	513	574
Capital lease obligations, less current maturities	67	25
Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock	—	—
Common stock, par value $.01 per share, authorized — 19,000 shares; issued - 9,369 shares in 2002 and 9,372 in 2003; outstanding - 9,125 shares in 2002 and 9,128 in 2003	94	94
Additional paid-in capital	28,664	28,655
Treasury stock - 244 shares in 2002 and 2003	(1,871)	(1,871)
Retained earnings	10,470	10,556
Accumulated other comprehensive loss - Foreign currency translation	(11)	(1,993)

Total stockholders’ equity	37,346	35,441

Total liabilities and stockholders’ equity	$53,965	$54,163

CHANNELL COMMERCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	Twelve months ended December 31,
	2003	2002
	(Unaudited)
Cash flows from operating activities:
Net (loss)	$(86)	$(3,066)
Depreciation and amortization	6,232	7,785
Impairment of fixed assets	1,238	2,154
Impairment of goodwill	—	966
Loss on disposal of fixed assets	107	288
Amortization of deferred gain on sale leaseback	(60)	30
Foreign currency transaction gain	98	—
Deferred income taxes	(749)	1,193
Changes in assets and liabilities:
Accounts receivable	701	3,120
Inventories	(374)	2,182
Income tax receivable	61	4,682
Prepaid expenses	327	156
Other assets	(90)	32
Accounts payable	(1,046)	562
Accrued expenses	520	71
Restructuring liability	248	(388)

Net cash provided by operating activities	$7,127	19,767

Cash flows from investing activities:
Acquisition of property and equipment	(1,203)	(1,886)
Proceeds from sale of property & equipment	2,357	6,232

Net cash provided by investing activities	1,154	4,346

Cash flows from financing activities:
Repayment of debt	(2,047)	(35,133)
Proceeds from issuance of long term debt	—	6,742
Repayment of obligations under capital lease	(624)	(1,763)
Exercise of stock options	9	322

Net cash used in financing activities	(2,662)	(29,832)

Effect of exchange rates on cash	746	119

Increase (decrease) in cash and cash equivalents	6,365	(5,600)

Cash and cash equivalents, beginning of period	3,162	8,762

Cash and cash equivalents, end of period	$9,527	$3,162

Cash paid during the period for:
Interest	$292	$1,608

Income taxes	$749	$1,122

CHANNELL COMMERCIAL CORPORATION

RECONCILIATION OF EBITDA

(UNAUDITED)

(amounts in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002

Net (loss)	$(1,401)	$(4,532)	$(86)	$(3,066)

Interest expense, net	133	187	571	1,999

Income taxes (benefit)	(518)	97	212	1,737

Depreciation & amortization	1,447	2,380	6,232	7,785

EBITDA	$(339)	$(1,868)	$6,929	$8,455

PRO FORMA RECONCILIATION

(UNAUDITED)

	Fourth Quarter 2003			Total Year 2003
	Without Special Charges	Special Charges	GAAP Reporting	Without Special Charges	Special Charges	GAAP Reporting

Net sales	20,600		20,600	76,537		76,537
Cost of goods sold	14,322	147	14,469	53,813	147	53,960
Gross profit	6,278	(147)	6,131	22,724	(147)	22,577

Operating expenses
Selling	2,471		2,471	9,465		9,465
General and administrative	1,934		1,934	7,710		7,710
Research and development	709		709	1,902		1,902
Restructuring charge	—	1,565	1,565	—	1,565	1,565
Asset impairment charge	—	1,238	1,238	—	1,238	1,238
Goodwill impairment charge	—	—	—	—	—	—
	5,114	2,803	7,917	19,077	2,803	21,880
Income (loss) from operations	1,164	(2,950)	(1,786)	3,647	(2,950)	697

Interest expense	133	—	133	571	—	571
Income (loss) before income tax	1,031	(2,950)	(1,919)	3,076	(2,950)	126

Income tax expense	532	(1,050)	(518)	1,262	(1,050)	212

Net income (loss)	499	(1,900)	(1,401)	1,814	(1,900)	(86)

Net income (loss) per share
Basic	$0.05	$(0.21)	$(0.15)	$0.20	$(0.21)	$(0.01)
Dilutive	$0.05	$(0.21)	$(0.15)	$0.20	$(0.21)	$(0.01)

Weighted number of shares
Basic	9128	9128	9128	9126	9126	9126
Dilutive	9140	9128	9128	9139	9126	9126

PRO FORMA RECONCILIATION

(UNAUDITED)

	Fourth Quarter 2002			Total Year 2002
	Without Special Charges	Special Charges	GAAP Reporting	Without Special Charges	Special Charges	GAAP Reporting

Net sales	19,720		19,720	84,785		84,785
Cost of goods sold	13,949	341	14,290	57,109	341	57,450
Gross profit	5,771	(341)	5,430	27,676	(341)	27,335

Operating expenses
Selling	2,273		2,273	9,246		9,246
General and administrative	2,653		2,653	11,452		11,452
Research and development	404		404	1,619		1,619
Restructuring charge	—	1,228	1,228	—	1,228	1,228
Asset impairment charge	—	2,154	2,154	—	2,154	2,154
Goodwill impairment charge	—	966	966	—	966	966
	5,330	4,348	9,678	22,317	4,348	26,665
Income (loss) from operations	441	(4,689)	(4,248)	5,359	(4,689)	670

Interest expense	187	—	187	1,999	—	1,999
Income (loss) before income tax	254	(4,689)	(4,435)	3,360	(4,689)	(1,329)

Income tax expense	163	(66)	97	1,803	(66)	1,737

Net income (loss)	91	(4,623)	(4,532)	1,557	(4,623)	(3,066)

Net income (loss) per share
Basic	$0.01	$(0.51)	$(0.50)	$0.17	$(0.51)	$(0.34)
Dilutive	$0.01	$(0.51)	$(0.50)	$0.17	$(0.51)	$(0.34)

Weighted number of shares
Basic	9114	9114	9114	9048	9048	9048
Dilutive	9137	9114	9114	9071	9048	9048

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